EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 27, 2008 on the statement of condition and related bond portfolio of Van Kampen Unit Trusts, Municipal Series 682 (Pennsylvania Investors' Quality Tax-Exempt Trust, Series 16) as of March 27, 2008 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.

                                                              GRANT THORNTON LLP

New York, New York
March 27, 2008